                                                                     EXHIBIT 4.2


                             A DELAWARE CORPORATION





CERT. NO.                                                          NO. OF SHARES

                              TRAVELOCITY.COM INC.

               Series A Preferred Stock, Par Value $.001 Per Share






                            NAME OF SHAREHOLDER

                            NUMBER OF SHARES

                            SERIES A PREFERRED STOCK










---------------------------------            -----------------------------------
   TERRELL B. JONES, PRESIDENT         ANDREW  B. STEINBERG, CORPORATE SECRETARY

                                   THE SECURITIES REPRESENTED BY THIS
                                   CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                                   THE SECURITIES ACT OF 1933, AS AMENDED, OR
                                   APPLICABLE STATE SECURITIES LAWS, AND
                                   ACCORDINGLY NEITHER THE SECURITIES NOR ANY
      TRAVELOCITY.COM INC          INTEREST THEREIN MAY BE SOLD, TRANSFERRED,
                                   PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO
                                   REGISTERED OR AN EXEMPTION FROM REGISTRATION
                                   IS AVAILABLE.


                                   THE CORPORATION IS AUTHORIZED TO ISSUE MORE
                                   THAN ONE CLASS OF STOCK OR MORE THAN ONE
                                   SERIES OF ANY CLASS OF STOCK. THE
                                   CORPORATION WILL FURNISH WITHOUT CHARGE TO
                                   EACH STOCKHOLDER UPON WRITTEN REQUEST A COPY
                                   OF THE FULL TEXT OF THE PREFERENCES, VOTING
                                   POWERS, QUALIFICATIONS AND SPECIAL AND
                                   RELATIVE RIGHTS OF EACH CLASS OF STOCK (AND
                                   ANY SERIES THEREOF) AUTHORIZED TO BE ISSUED
                                   BY THE CORPORATION AS SET FORTH IN THE
                                   CERTIFICATE OF INCORPORATION OF THE
                                   CORPORATION AND AMENDMENTS THERETO FILED
                                   WITH THE SECRETARY OF STATE OF THE STATE OF
                                   DELAWARE.

                                   THE SECURITIES EVIDENCED BY THIS CERTIFICATE
        CERTIFICATE NO.            HAVE NOT BEEN REGISTERED WITH NOR APPROVED
                                   BY THE UNITED STATES SECURITIES AND EXCHANGE
                                   COMMISSION NOR BY THE SECURITIES REGULATORY
                                   AUTHORITY OF ANY STATE AND SUCH REGISTRATION
                                   IS NOT CONTEMPLATED. THE SHARES REPRESENTED
                                   BY THIS CERTIFICATE MAY NOT BE TRANSFERRED
            SERIES A               IN WHOLE OR IN PART IN THE ABSENCE OF AN
        PREFERRED STOCK            EFFECTIVE REGISTRATION STATEMENT OR AN
                                   OPINION OF COUNSEL SATISFACTORY TO THE
                                   CORPORATION THAT AN EXEMPTION FROM
                                   REGISTRATION IS AVAILABLE.
      NAME OF SHAREHOLDER